                                                                   EXHIBIT 10.10


             PENNZOIL-QUAKER STATE COMPANY EXECUTIVE SEVERANCE PLAN
                (AS AMENDED AND RESTATED EFFECTIVE JUNE 1, 2000)


I.       PURPOSES OF PLAN AND DEFINITIONS

         1.1 Purposes. This Pennzoil-Quaker State Company Executive Severance Plan, as amended and restated effective June 1, 2000 (the "Plan"), for selected senior management employees is intended to provide greater incentives to attain and maintain the high standards of performance, to retain executives of outstanding competence and ability, to reward such executives for outstanding performance and to provide protection for loss of salary in the event of certain changes in control of the Company (as defined herein).

         1.2 Definitions.

                  (a) "Company" means Pennzoil-Quaker State Company or any successor.

                  (b) "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock or any affiliated company which is controlled by the Company by reason of a management contract and stock ownership.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Compensation Committee" means the Compensation Committee of the Board.

                  (e) "Employee" means any employee of the Company or any Subsidiary (whether or not he is also a director thereof), who is compensated for employment of the Company or any Subsidiary by a regular salary and who is considered by the Compensation Committee to be a senior management employee.

                  (f) "Participant" means an Employee who has been selected by the Compensation Committee to participate in the Plan.

II.      ADMINISTRATION OF THE PLAN - COMPENSATION COMMITTEE

         2.1 Interpretations. The Compensation Committee shall have full power and authority to interpret, construe and administer this Plan.

         2.2 Compensation Committee Determinations Conclusive. All determinations by the Compensation Committee as to which Employees shall be offered the opportunity to participate herein shall be final, binding and conclusive upon all persons. The interpretation adopted by the Compensation Committee with respect to any provision of the Plan and the effect thereof shall be final, binding and conclusive upon all persons.

III.     ELIGIBILITY OF EMPLOYEES

         3.1 Eligibility Requirements. The Compensation Committee shall in its sole discretion from time to time designate those Employees who are to participate herein. The foregoing notwithstanding, subject to Section 3.3, an Employee who is a Participant immediately preceding the effective date of this amendment and restatement of the Plan shall continue to be a Participant in this Plan as of such effective date.

         3.2 Notification of Participation. Each Employee who is denominated a Participant herein by the Compensation Committee shall be provided an agreement in writing specifying that the Employee is a Participant in this Plan together with a copy of the Plan.

         3.3 Termination of Participation. An Employee's status as a Participant shall terminate at such time as may be determined by the Compensation Committee; provided, however, that in the case of an Employee who is a Participant immediately prior to the Effective Date of a change in control of the Company (as defined herein) and who is designated by the Board or the Compensation Committee as described in Section 4.1 hereof as likely to be adversely impacted by such change in control of the Company, such Participant's coverage by this Plan may not be terminated without the consent of the Participant within two years of the Effective Date of such change in control of the Company.


IV.      EXECUTIVE SEVERANCE BENEFITS

         4.1 Cash Severance Payment. A Participant shall be entitled to the severance benefits described herein upon termination following a change in control of the Company only if the Board, in acting to determine that a change in control has or might occur or the Compensation Committee acting thereafter, designates the Participant, by name or by descriptive employment category, as likely to be adversely affected by the particular change in control it being intended that the Board or the Compensation Committee may determine that certain Participants herein will not be entitled to severance benefits upon a termination of employment following a change in control of the Company but only if such determination is made coincident with or prior to the date the Board acts under Section 4.2 with respect to such change in control of the Company. Specifically, it is intended that an employee will not be considered to have a termination of employment if the employee is separated from service with the Company, but continues to be employed by and in connection with any part of the Company's business that is spun-off to the Company's shareholders which spin-off occurs at a time when the Company's stock is widely held and no individual or group of shareholders (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) owns (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) twenty percent or more of the Company's stock. In the event of the termination of a designated Participant's employment with the Company and any Subsidiary within two years following a change in control of the Company (as herein defined) for any reason other than cause (as herein defined), the Company shall pay to such a Participant who has been designated by the Board or Compensation Committee pursuant to this Section 4.1 as likely to be adversely affected by such change in control forthwith an amount in cash equal to the product of (a) three times the sum of (i) the participant's annual salary (at a rate equal to the higher of the rate of salary in effect on the date immediately prior to the Effective Date of the change in control of the Company or the annual rate of salary in effect on the date of termination of employment) and (ii) the greater of (x) the Participant's highest annual incentive bonus earned during the 12 months preceding termination of employment or (y) the average annual incentive bonus earned by the Participant during the three year period preceding the Effective Date of the change in control of the Company multiplied by (b) a fraction (not to exceed one) the numerator of which is the number of days between the date of the Participant's termination of employment and the date the Participant will attain age 65 and the denominator of which is 1095.

         4.2 Change in Control. For purposes of this Plan, a change in control of the Company shall conclusively be deemed to have occurred (a) if the Board determines by resolution that a change in control which has the reasonable likelihood of depriving key employees of benefits they otherwise would have earned, by depriving key employees of the opportunity to fulfill applicable service and age prerequisites to benefits or otherwise, has occurred, or (b) upon the occurrence of an event specified for such purposes as a change in control which has the reasonable likelihood of depriving key employees of benefits they otherwise would have earned, by depriving key employees of the opportunity to fulfill applicable service and age prerequisites to benefits or otherwise, by resolution of the Board adopted not more than 60 days prior to the occurrence of such event.

         4.3 Effective Date of a Change in Control. The Effective Date of a change in control of the Company shall be (a), in the case of such a change in control determined as specified in Section 4.2(a), the date (not more than 30 days prior to the date on which the Board makes the determination) the Board determines as the date on which such change in control has occurred, or (b), in the case of such a change in control determined as specified in Section 4.2(b), the date of occurrence of the event specified by the Board as constituting such change in control.

         4.4 Termination for Cause. For purposes of this Plan, a termination of employment for cause shall be considered to have occurred only as specifically described in this Section 4.4 and shall include termination of employment only if termination of the Participant's employment is as a result of an act or acts of dishonesty on the part of the Participant constituting a felony and resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company.

         4.5 Medical Benefits Continuation. Any Participant entitled to benefits under this Plan shall be entitled to receive for the 12 months following termination of employment continued coverage under the Company's medical benefits plan in which the Participant is participating as of the Effective Date at a rate no less favorable than that in effect on the Effective Date of the change in control of the Company.

V.       RIGHTS OF PARTICIPANTS

         5.1 Limitation of Rights. Nothing in this Plan shall be construed to:

                  (a) Give any Employee of the Company or a Subsidiary any right to participate in this Plan;

                  (b) Limit in any way the right of the Company or any Subsidiary to terminate a Participant's employment with the Company or any Subsidiary at any time;

                  (c) Give a Participant or any spouse of a deceased Participant any interest in any fund or any specific asset or assets of the Company or any Subsidiary; or

                  (d) Be evidence of any agreement or understanding, express or implied, that the Company or any Subsidiary will employ a participant in any particular position or at any particular rate of remuneration.

         5.2 Non-alienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same will be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.

         5.3 Prerequisites to Benefits. No Participant, or any person claiming through a Participant shall have any right or interest in the Plan, or any benefits hereunder unless and until all of the terms, conditions and provisions of the Plan which affect such Participant or such other person shall have been complied with as specified herein.

VI.      MISCELLANEOUS

         6.1 Amendment or Termination of the Plan. The Board may amend or terminate this Plan at any time; provided, however, that the terms of the Plan as in effect upon a change in control of the Company may not be changed in a manner which would adversely affect the rights of any Employee who, as of the date immediately prior to the date the Board acts under Section 4.2 of the Plan with respect to determination of the Effective Date of a change in control of the Company, is a Participant in the Plan and who has been designated by the Board or the Compensation Committee as likely to be adversely affected by the change in control.

         6.2 Applicable Laws. This Plan shall be construed, administered and governed in all respects under the laws of the State of Texas.


                                                   PENNZOIL-QUAKER STATE COMPANY